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As filed with the Securities and Exchange Commission on May 3, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pharsight Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	77-0401273 (I.R.S. Employer Identification No.)

800 West El Camino Real, Suite 200
Mountain View, California 94040
(650) 314-3800
(Address of principal executive offices)

2000 Equity Incentive Plan
(Full title of the plan)

Arthur H. Reidel
President and Chief Executive Officer
Pharsight Corporation
800 West El Camino Real, Suite 200
Mountain View, California 94040
(650) 314-3800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Brett D. White, Esq.
Thomas L. MacMitchell, Esq.
COOLEY GODWARD LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	913,642 shares	$3.095	$2,827,729	$707

(1)
913,642 shares to be registered pursuant to the 2000 Equity Incentive Plan for which options have not been granted.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on April [26], 2001 as reported on the Nasdaq National Market.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-44756

    The contents of Registration Statement on Form S-8 No. 333-44756 filed with the Securities and Exchange Commission on August 29, 2000 is incorporated by reference.

EXHIBITS

Exhibit Number
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP, independent auditors
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages.
99.1	2000 Equity Incentive Plan (1)

(1)
Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-34896), filed on June 12, 2000.

1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 3, 2001.

PHARSIGHT CORPORATION
/s/ Arthur H. Reidel By: Arthur H. Reidel
Title: President, Chief Executive Officer, and Chairman of the Board

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur H. Reidel and Robin A. Kehoe, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arthur H. Reidel (ARTHUR H. REIDEL)	President, Chief Executive Officer and Chairman of the Board	May 3, 2001
/s/ Steven D. Brooks (STEVEN D. BROOKS)	Director	May 3, 2001
/s/ Phillippe O. Chambone (PHILIPPE O. CHAMBONE, M.D., PH.D.)	Director	May 3, 2001
/s/ Robert B. Chess (ROBERT B. CHESS)	Director	May 3, 2001
/s/ Douglas E. Kelly (DOUGLAS E. KELLY, M.D.)	Director	May 3, 2001
/s/ Dean O. Morton (DEAN O. MORTON)	Director	May 3, 2001
/s/ W. Ferrell Sanders (W. FERRELL SANDERS)	Director	May 3, 2001

2

EXHIBIT INDEX

Exhibit Number
5.1	Opinion of Cooley Godward LLP
23.1	Consent of Ernst & Young LLP, independent auditors
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement
24.1	Power of Attorney is contained on the signature pages
99.1	2000 Equity Incentive Plan (1)

(1)
Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-34896), filed on June 12, 2000.

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INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8 NO. 333-44756
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX